Exhibit 99.1

Talos Energy Appoints Paul Goodfellow as President, Chief Executive Officer and Board Member

Houston, Texas, February 3, 2025—Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced that it has appointed Paul Goodfellow as President, Chief Executive Officer and a member of the Talos Board of Directors, effective March 1, 2025.

Mr. Goodfellow is a highly accomplished executive with over thirty years of domestic and international experience in the oil and natural gas industry during a distinguished career at Shell, where he began in 1991. During his tenure at Shell, Mr. Goodfellow held various senior executive roles, including leading Shell’s global deepwater business, which included the U.S. Gulf of Mexico, Offshore Mexico, Brazil, West Africa, Malaysia, the North Sea and other international areas. Additionally, he held positions overseeing Shell’s global drilling, completion and well intervention organization and served as a key member of the Projects & Technology and Upstream leadership teams.

He is currently Executive Vice President and Group Chief Internal Auditor, overseeing Shell’s internal audit function. Mr. Goodfellow was appointed to the Board of Directors for Shell Midstream Partners (formerly NYSE: SHLX) in October 2014, became Chairman in October 2019 and transitioned from those roles in August 2023. From April 2019 to August 2023, he led Shell’s global deepwater business as Executive Vice President, Deep Water. He has also served as Executive Vice President, Wells, Vice President and Managing Director, UK and Ireland and Vice President, Unconventionals US and Canada.

Mr. Goodfellow holds a doctorate and an undergraduate degree from the Camborne School of Mines in the UK. He is also a member of the Institute of Mining and Metallurgy and the Society of Petroleum Engineers.

Paul Goodfellow said, “I appreciate the confidence the Board of Directors has shown in selecting me to lead Talos with its strong asset base and solid balance sheet. I look forward to working with the Board, senior management, and its dedicated employees as we develop and execute a strategy to drive performance and maximize value for our shareholders. During my first 100 days at Talos, I plan to gain a deeper understanding of our business and identify the key drivers of Talos’s success. Additionally, I will collaborate with the leadership team to define the next phase of our growth and develop a strategic plan. Once this process is complete, we plan to announce our new strategic plan.”

“I am very pleased to welcome Paul to Talos,” said Neal P. Goldman, Chairman of Talos’s Board of Directors. “The Board of Directors is confident that his extensive oil and natural gas experience, particularly in deepwater operations, along with his strategic judgment, performance track record and seasoned perspective, will be key in continuing to drive Talos’s strategy. Under Paul’s leadership, we expect to remain focused on leveraging our strengths in deepwater exploration and development to create compelling value for all shareholders.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Upstream Exploration & Production business in the United States Gulf of Mexico and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility, and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Clay Jeansonne

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, quality of assets, prospects, plans and objectives of the Board and management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002